UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                           Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Strategic Investment Fund, L.P.
Trian Partners Strategic Investment Fund II, L.P.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian SPV (SUB) VIII, L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Fund (Sub)-G II, L.P.
Nelson Peltz
Peter W. May
Edward P. Garden
John H. Myers
Arthur B. Winkleblack
Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trian Fund Management, L.P. (“Trian”) placed the following advertisement in a Wilmington, Delaware newspaper on April 19, 2015 and may from time to time place such advertisement in additional publications:

AN OPEN LETTER TO DUPONT

EMPLOYEES AND RETIREES

AS DEDICATED EMPLOYEES WHO HAVE SERVED DUPONT WELL, YOU DESERVE TO HAVE THE FACTS ABOUT TRIAN’S PLAN TO MAKE DUPONT GREAT AGAIN. TRIAN IS ONE OF DUPONT’S LARGEST STOCKHOLDERS, AND WE HAVE A CLEAR INTEREST IN THE LONG-TERM SUCCESS OF THE COMPANY.

PRIOR TO TRIAN’S INVESTMENT IN 2013, DUPONT CLOSED ITS DEFINED BENEFIT PENSION PLAN TO NEW EMPLOYEES IN 2006 AND AMENDED ITS RETIREE MEDICAL AND DENTAL PLANS FOR CERTAIN RETIREES AND SURVIVORS IN 2012. MANY OF YOU HAVE ASKED HOW TRIAN’S PLAN FOR DUPONT WOULD AFFECT THESE BENEFIT PROGRAMS.

TRIAN’S OBJECTIVE IS TO HELP DUPONT BE IN A POSITION TO HONOR ITS OBLIGATIONS TO CURRENT AND FORMER EMPLOYEES. WE BELIEVE THE BEST WAY TO PROTECT EMPLOYEES IS TO ENSURE DUPONT’S LONG-TERM VIABILITY BY HOLDING MANAGEMENT ACCOUNTABLE FOR BEST-IN-CLASS PERFORMANCE IN EVERY ASPECT OF DUPONT’S BUSINESS. UNFORTUNATELY, DUPONT’S RECENT PERFORMANCE HAS BEEN FAR FROM THAT STANDARD, WITH EARNINGS PER SHARE DOWN EVERY YEAR SINCE 2011. WE ARE ASKING FOR YOUR SUPPORT TO HELP MAKE NEEDED IMPROVEMENTS AT DUPONT TO HELP IT ACHIEVE BEST-IN-CLASS OPERATING PERFORMANCE, EARNINGS GROWTH, RETURNS ON INVESTED CAPITAL, AND CORPORATE GOVERNANCE.

IF ELECTED, TRIAN’S FOUR NOMINEES WOULD BE A MINORITY OF THE DUPONT BOARD. THEY WILL SEEK TO GROW SALES AND PROFITABILITY, WHICH WILL ALLOW DUPONT’S DIVIDEND TO GROW. THEY ARE ALSO COMMITTED TO MAINTAINING DUPONT’S INVESTMENT GRADE CREDIT RATING.

OUR INTERESTS ARE FULLY ALIGNED WITH THOSE OF DUPONT’S CURRENT AND FORMER EMPLOYEES AND THE GREATER WILMINGTON COMMUNITY. WE ALL WANT TO SEE DUPONT BECOME GREAT AGAIN.

WE HOPE TO HAVE YOUR SUPPORT AT DUPONT’S ANNUAL MEETING ON MAY 13, 2015.

SINCERELY,

NELSON PELTZ	PETER MAY	ED GARDEN
Founding Partner &	Founding Partner &	Founding Partner &
Chief Executive Officer	President	Chief Investment Officer

For more information, visit DuPontCanBeGreat.com

© 2015 Trian Fund Management, L.P. All rights reserved. Trian Fund Management, L.P. (“Trian”) and the investment funds it manages that hold shares of E.I. du Pont de Nemours and Company (“DuPont”), together with other Participants (as defined below), filed a definitive proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) on March 25, 2015 to be used to solicit proxies in connection with the 2015 Annual Meeting of Stockholders of DuPont, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in that definitive proxy statement and in any other amendments to that definitive proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of DuPont in connection with the 2015 Annual Meeting because they contain important information, including additional information relating to the Participants. The Participants’ definitive proxy statement and a form of proxy have been mailed to stockholders of DuPont. These materials and other materials filed by the Participants in connection with the solicitation of proxies are available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement and other relevant documents filed by the Participants with the SEC are also available, without charge, from Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016 (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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